File No. 333-14235

As filed with the Securities and Exchange Commission on January 10, 1997
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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                     ---------------------------
                            POST-EFFECTIVE
                            AMENDMENT NO. 1
                                  TO
                               FORM S-4
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                   ELECTROMAGNETIC SCIENCES, INC.
         (Exact name of issuer as specified in its charter)

     Georgia                    3665                    58-1035424
---------------      --------------------------    ---------------------
(State or other          (Primary Standard          (I.R.S. Employer
jurisdiction of      Industrial Classification    Identification Number)
incorporation or             Code Number)
organization)

                        660 Engineering Drive
                       Norcross, Georgia 30092
                           (770) 263-9200
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(Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                          William S. Jacobs
                  Vice President and General Counsel
                         660 Engineering Drive
                        Norcross, Georgia 30092
                       (770) 263-9200, ext. 4214

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       (Name, address, including zip code, and telephone number,
               including area code, of agent for service)



As a result of the acceptance by Electromagnetic Sciences, Inc. of shares of LXE Inc. tendered for exchange under the Exchange Offer described in the Offering Circular/Prospectus included in this Registration Statement, and of the effectiveness of the Merger also described in such Offering Circular/Prospectus, each of which occurred on December 31, 1996, Electromagnetic Sciences, Inc. is issuing an aggregate of 773,508 shares of its common stock, $.10 par value per share. The remaining 20,075 shares included in this Registration Statement are hereby deregistered.


                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on January 10, 1997.

                                   ELECTROMAGNETIC SCIENCES, INC.


                                   By:  /s/ Don T. Scartz
                                      ---------------------------
                                      Senior Vice President and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated or on their behalf by their duly appointed attorney-in-fact.

      Signature               Title                    Date
-------------------    -------------------        -----------------
/s/ Don T. Scartz      President and Chief         January 10, 1997
------------------     Executive Officer and
Thomas E. Sharon       Director (Principal
                       Executive Officer)

/s/ Don T. Scartz      Chairman of the Board       January 10, 1997
------------------
John E. Pippin

/s/ Don T. Scartz      Senior Vice President       January 10, 1997
------------------     and Chief Financial
Don T. Scartz          Officer, Treasurer, and
                       Director (Principal
                       Financial and Accounting
                       Officer)

/s/ Don T. Scartz      Director                    January 10, 1997
------------------
Anthony J. Iorillo

/s/ Don T. Scartz      Director                    January 10, 1997
------------------
Jerry H. Lassiter

/s/ Don T. Scartz      Director                    January 10, 1997
------------------
John H. Levergood

/s/ Don T. Scartz      Director                    January 10, 1997
------------------
John B. Mowell